SUBSCRIPTION AGREEMENT

Judith Haselton, President
SB Merger Corp.
c/o Richard Campbell
305 East Grand River
Brighton Michigan 48116

Dear Sir or Madam:

The undersigned hereby acknowledges receipt of the Prospectus dated ________ __, 2000 of SB Merger Corp. (the "Company"). The undersigned is over 18 years of age.

The undersigned subscriber represents and warrants that the Shares purchased are for his/her own account and not for redistribution on behalf of the Company.

I hereby subscribe for the following number of Shares:

     A.   Number of Shares subscribed for

          _________________________

     B.   Price per Share $1.00

     C.   Total subscription price (Line A x

          Line     B)_______________________

Enclosed is my check, bank draft or postal or express money order for the full subscription price stated on Line C above, which has been made payable to "Continental Stock Transfer & Trust Company as Escrow Agent for SB Merger Corp."

It is understood that this Subscription is subject to allotment. The Company reserves the right to reject all or any portion of this subscription in its sole discretion for any reason whatsoever by refunding all monies paid thereon without interest. The cashing of any check, bank draft or postal or express money order will not be deemed to be an acceptance in whole or in part of any subscription. In the event less than 125,000 Shares are sold within the time allotted for such sale, then the funds deposited will be promptly refunded in full, without interest to the subscriber by the Company.

Name in which Stock                         Very truly yours,
Certificate should be
issued, if other than                       ________________________________
mine alone:                                 Signature

______________________________              ________________________________
                                            Print Name

                                            ________________________________

______________________________              ________________________________
Social Security Number or                   Address
Taxpayer ID Number:
                                            ________________________________
                                            Date